EXHIBIT 99.2

Segment and Category Revenues

(Unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Segment Revenues:
Network Solutions	$139,167	$115,063	$264,989	$220,316
Services & Support	17,224	12,985	35,193	28,538
Total	$156,391	$128,048	$300,182	$248,854

Category Revenues:
Access & Aggregation	$109,421	$84,742	$209,199	$166,422
Subscriber Solutions & Experience	40,502	34,560	77,255	64,661
Traditional & Other Products	6,468	8,746	13,728	17,771
Total	$156,391	$128,048	$300,182	$248,854

Sales by Geographic Region:
United States	$75,288	$68,222	$147,816	$130,308
International	81,103	59,826	152,366	118,546
Total	$156,391	$128,048	$300,182	$248,854